UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

BROOKE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-25679	48-118574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 College Boulevard Overland Park, Kansas	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 661-0123

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On August 31. 2007, Brooke Capital Corporation (“Capital”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brooke Corporation (“Brooke Corp”), and Brooke Franchise Corporation, Brooke Corp’s insurance agency subsidiary (“Brooke Franchise”). Brooke Corp. currently owns approximately 58% of stock of Capital. On the same day, Capital entered into an Exchange Agreement with Brooke Corp. (the “Exchange Agreement”) under which Capital will acquire all of the common stock of Delta Plus Holdings, Inc. (“Delta Plus”). Delta Plus is currently a wholly owned subsidiary of Brooke Corp. and is the parent company of Traders Insurance Company, a non-standard auto insurance company. A copy of the News Release announcing these agreements is attached as Exhibit 99.1 to this Form 8-K.

Pursuant to the Merger Agreement, Brooke Franchise will be merged with and into Capital with the surviving company operating under the name of “Brooke Capital Corporation.” At closing, Brooke Corp will receive merger consideration of 5,000,000 shares of common stock of Capital. Brooke Corp will receive 2,250,000 additional shares of Capital common stock should Capital’s post- merger insurance agency unit achieve certain performance benchmarks in 2007 and 2008.

The Merger Agreement contains certain termination rights for both Capital and Brooke Corp in certain circumstances.

The Merger has been approved by the Boards of Capital, Brooke Corp and Brooke Franchise, but is subject to customary closing conditions. In addition, closing of the Merger Agreement is subject to regulatory approval and approval of Capital’s stockholders. The Merger also is subject to receipt of a written opinion that Brooke Franchise is solvent prior to the merger and that the surviving corporation in the merger (on a consolidated basis) is solvent immediately after the merger.

The transaction is anticipated to close during the fourth quarter of 2007.

Under the Exchange Agreement, Brooke Corp. will contribute to Capital all of the outstanding stock of Delta Plus in exchange for consideration equal to 500,000 shares of Capital common stock. Brooke Corp. will receive 250,000 additional share of Capital common stock should Delta Plus achieve certain performance benchmarks in 2007 and 2008. Closing of the Exchange Agreement is subject to the closing of the Merger Agreement. Effectuation of the merger contemplated by the Merger Agreement is not subject to the closing of the Exchange Agreement. Closing of the Exchange Agreement is subject to regulatory and other approvals. The closing of the Exchange is further subject to receipt of a written opinion that Delta Plus is solvent prior to the merger and that Brooke Capital Corporation (on a consolidated basis including Brooke Franchise and Delta Plus) is solvent immediately after the merger.

If both agreements are consummated, Brooke Corp. will own (based on current ownership levels) a minimum of approximately 85%, and a maximum of approximately 88.4%, of Capital’s common stock. Brooke Corp. has agreed it will not transfer the Capital common stock it receives in these transactions for 180 days after the closing date, unless Brooke Capital Corporation otherwise agrees

Important Additional Information will be filed with the SEC:

  In connection with the proposed merger, Capital will prepare an Information Statement for the stockholders of Capital to be filed with the Securities and Exchange Commission. The Information Statement will be mailed to Capital stockholders as of a record date to be established for voting on the Merger. Proxies will not be solicited with respect to the approval of the Merger Agreement. Capital stockholders will also be able to obtain a copy of the definitive Information Statement, without charge, by directing a request to Brooke Capital Corporation, 8500 College Boulevard, Overland Park, Kansas 66210. The preliminary Information Statement and definitive Information Statement, once available, can also be obtained, without charge, at the U.S. Securities & Exchange Commission’s internet site (http://www.sec.gov).

Item 9.01. Financial Statements and Exhibits

99.1	News Release of Brooke issued August 31, 2007.

Exhibit 99.1 is being furnished, not filed, with this current report on Form 8-K. Accordingly, Exhibit 99.1 and Item 9.01 will not be incorporated by reference into any other filing made by Capital with the SEC unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Capital Corporation
(Registrant)

Date: September 7, 2007

By /s/ Robert D. Orr
(Signature)
Robert D. Orr, Chairman of the Board of Directors,
President and Chief Executive Officer